Alpine 4 Holdings, Inc. Announces Receipt of Nasdaq Staff Determination Letter

PHOENIX, AZ / ACCESSWIRE / May 17, 2024 - Alpine 4 Holdings, Inc (NASDAQ: ALPP) (the “Company”), announced today that on May 14, 2024, it received a Staff Delisting Determination letter (the “Staff Determination”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that Nasdaq has initiated a process which could result in the delisting of the Company’s securities from Nasdaq as a result of the Company's not being in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”), which requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (the “SEC”). The Staff Determination has no immediate effect and will not immediately result in the suspension of trading or delisting of the Company’s securities.

The Staff Determination was issued because the Company has not filed its Quarterly Report on Form 10-Q for the period ended September 30, 2023 (the “Quarterly Report”), or its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Form 10-K”).  Based on materials submitted to Nasdaq by the Company on January 16, 2024, and May 2, 2024, the Nasdaq Staff granted the Company an exception until May 13, 2024, to regain compliance with the Listing Rule.

The Company has been in communication with the Nasdaq and intends to appeal the Staff Determination before a Nasdaq Hearing Panel and seek a further stay of any suspension or delisting action pending the hearing process in accordance with the procedures set forth in the Staff Determination Letter. The Company is working diligently with its auditors to complete the Quarterly Report and the Form 10-K and to file them with the SEC.

The Company’s request for a hearing before the Nasdaq Hearing Panel to appeal the Staff Determination must be made no later than 4:00 p.m. EDT on May 21, 2024. The hearing request will automatically stay the suspension of the Company’s securities for a period of 15 days from the date of the request. In connection with its request for a hearing, the Company also intends to request that the Staff Determination be further stayed pending the hearing process. According to the Staff Determination, hearings are typically scheduled to occur approximately 30-45 days after the date of a company’s hearing request. Following the hearing, the Hearings Panel will issue a decision, which the Company may further appeal to the Nasdaq Listing Council for review. The Company is working diligently to file the delinquent periodic reports as soon as possible to regain compliance with the Listing Rule. However, there can be no assurance that such periodic reports will be filed before any hearing occurs or that the Nasdaq Hearing Panel will grant the Company’s request for a stay pending the hearing process.

About Alpine 4 Holdings: Alpine 4 Holdings, Inc. is a Nasdaq traded holding company (trading symbol: ALPP) that acquires businesses that fit under one of several portfolios: Aerospace, Commercial Technologies, 3D Mapping Software and Manufacturing as either a Driver, Stabilizer or Facilitator from Alpine 4's disruptive DSF business model. Alpine 4 works to vertically integrate the various subsidiaries with one another even from different industries. Alpine 4 understands the nature of how technology and innovation can accentuate a business, focusing on how the adaptation of new technologies, even in brick-and-mortar businesses, can drive innovation. Alpine 4 also believes that its holdings should benefit synergistically from each other, have the ability to collaborate across varying industries, spawn new ideas, and create fertile ground for competitive advantages.

Four principles at the core of our business are Synergy. Innovation. Drive. Excellence. At Alpine 4, we believe synergistic innovation drives excellence. By anchoring these words to our combined experience and capabilities, we can aggressively pursue opportunities within and across vertical markets. We deliver solutions that not only drive industry standards, but also increase value for our shareholders.

Contact: Investor Relations

investorrelations@alpine4.com

www.alpine4.com

Forward-Looking Statements

This Report contains forward-looking statements that involve risks and uncertainties. For example, forward-looking statements include statements regarding the timing of the filing of the Company’s filings, the Company’s plan to appeal the Staff Determination, and the outcome of the Company’s appeal. Actual results could differ materially from the results projected in or implied by the forward-looking statements made in this report. Factors that might cause these differences include, but are not limited to: the possibility of unanticipated delays that will prevent the filing of the Company’s filings, the risk that the work necessary to complete the filings is greater than anticipated or may involve the resolution of additional issues identified during the review process, the outcome of the Company’s appeal of the Staff Determination, the risk that the Company may not respond adequately to further inquiries from Nasdaq relating to the appeal, and the risk that Nasdaq will not accept any plan to regain compliance and will delist the Company's Class A common stock. Other risk factors that may impact these forward-looking statements are discussed in more detail in the Company’s 2022 Annual Report on Form 10-K filed with the SEC on May 5, 2023. Copies of the Company’s 2022 Annual Report and other periodic reports are available through the Company's Investor Relations department and website, alpine4.com.  The Company expressly disclaims any obligation or intention to update these forward-looking statements to reflect new information and developments.